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                                   5,500,000 SHARES

                                HA-LO INDUSTRIES, INC.

                                     COMMON STOCK

                                     NO PAR VALUE

                               UNDERWRITING AGREEMENT


                                                    _____________________, 1998


CREDIT SUISSE FIRST BOSTON CORPORATION
ABN AMRO Incorporated
Merrill Lynch & Co., Merrill Lynch, Pierce,
   Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
  As Representatives of the Several Underwriters,
    c/o Credit Suisse First Boston Corporation,
     Eleven Madison Avenue,
     New York, N.Y. 10010-3629

Dear Sirs:

     1. INTRODUCTORY. HA-LO Industries, Inc., an Illinois corporation ("Company") proposes to issue and sell 3,750,000 shares of its common stock, no par value ("Securities"), and the stockholders listed in Schedule A hereto ("Selling Stockholders") propose severally to sell an aggregate of 1,750,000 shares of the Securities (such 5,500,000 shares of Securities being hereinafter referred to as the "Firm Securities"). The Company also proposes to issue and sell, and Lou Weisbach also proposes to sell, to the Underwriters, at the option of the Underwriters, not more than 625,000 and 200,000 additional shares of Securities, respectively, as set forth below (such 825,000 additional shares being hereinafter referred to as the "Optional Securities"). Of the 1,750,000 shares of the Securities to be sold by the Selling Stockholders, 1,605,000 shares are currently outstanding and 145,000 shares are subject to stock options held by Richard A. Magid and Marshall J. Katz (45,000 and 100,000 shares, respectively). Such stock options will be exercised on the Closing Date by the holders thereof pursuant to irrevocable exercise notices delivered to Harris Trust and Savings Bank, as Custodian, and the Securities issued upon exercise thereof will be included as part of the offering by the Underwriters to the public as set forth in the Prospectus. The Securities issuable upon the exercise of such stock options, together with those Firm Securities and Optional Securities represented by shares, are herein collectively called the "Offered Securities." The Company and the Selling Stockholders hereby agree with the several Underwriters named in Schedule B hereto ("Underwriters") as follows:

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING STOCKHOLDERS. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:


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          (i)  A registration statement (No. 333-49667) relating to the Offered
     Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission ("Commission") and either (A) has been declared effective under the Securities Act of 1933, as amended ("Act") and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "initial registration statement") has been declared effective, either (A) an additional registration statement (the "additional registration statement") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("Rule 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "Effective Time" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "Effective Time" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "Effective Date" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all material incorporated by reference therein, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("Rule 430A(b)") under the Act, is hereinafter referred to as the "Initial Registration Statement." The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "Additional Registration Statement." The Initial Registration Statement and the Additional

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     Registration are hereinafter referred to collectively as the "Registration
     Statements" and individually as a "Registration Statement." The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in a Registration Statement, including all material incorporated by reference in such prospectus, is hereinafter referred to as the "Prospectus." No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

          (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof.

          (iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Illinois, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

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          (iv) Each Subsidiary of the Company (as defined herein) has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free from liens, encumbrances, restrictions upon voting or transfer, and defects. The Company does not own or control, directly or indirectly, any shares of stock or other equity interest or long-term debt securities of any corporation, association, partnership, joint venture or other entity other than Fletcher, Barnhardt & White, Inc.; Market U.S.A., Inc.; Marusa Marketing, Ltd.; Marusa Financial; HA-LO Sports, Inc.; Creative Concepts in Advertising, Inc.; Creadis Group, Inc.; 1132832 Ontario Corp.; 1132831 Ontario Corp.; Flow Plastics, Inc; Wolff Marketing Group, Inc., Joking Spa; Lees Keystone, Inc.; HMK International Holdings, Inc., HA-LO Belgium, N.V. and Bavelco, B.V.B.A. (collectively sometimes referred to herein as the "Subsidiaries" or singly as a "Subsidiary").

          (v) All outstanding shares of capital stock of the Company have been duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with applicable Federal and state securities law and conform to the description thereof contained or incorporated by reference in the Prospectus; the Offered Securities to be issued and sold by the Company have been duly authorized and will be, when issued and paid for in accordance with this Agreement, validly issued, fully paid and nonassessable; the stock options of Richard A. Magid and Marshall J. Katz representing Offered Securities have been duly authorized, and when shares of Securities are issued upon exercise thereof and payment of the exercise price, such shares will be validly issued, fully paid and nonassessable; and the stockholders of the Company have no preemptive or similar rights with respect to the Offered Securities or any other securities of the Company and no further approval or authority of the shareholders or Board of Directors of the Company will be required for the issuance and sale of the Offered Securities as contemplated by this Agreement.

          (vi) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization," and except as set forth in or contemplated by the Prospectus, no options, warrants or other rights to purchase or otherwise acquire any authorized but unissued shares of Securities or other equity interests of the Company or any security convertible into or exchangeable for shares of Securities or other equity interests of the Company are outstanding or contemplated. The descriptions of the outstanding options, warrants or other similar rights granted by the Company as set forth in the Prospectus are true and correct.

          (vii) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, except for the Securities and as referred to or as described in the Prospectus.

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          (viii ) The Securities are listed, and the Offered Securities have been approved for listing subject to notice of issuance, on The New York Stock Exchange.

          (ix ) No consent, approval, authorization, or order of, or filing with, any third party or any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws or pursuant to the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").

          (x) The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject, or the charter or by-laws or other organizational documents of the Company or any such Subsidiary.

          (xi) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that (A) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and by general principles of equity and (B) rights to indemnity and contribution may be limited by Federal or state securities laws or policies underlying such laws.

          (xii) Except as disclosed in the Prospectus, the Company and its Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

          (xiii) The Company and each of its Subsidiaries are in compliance in all respects with applicable domestic or foreign, federal, state, local, and provincial laws and regulations, including, without limitation, those applicable to the telemarketing activities of the Company and any of its Subsidiaries, and have not received any notice from any governmental agency or body, domestic or foreign, that the conduct of their business is not in such compliance, except where the failure to be in such compliance would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties, results of operations or prospects of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"). The Company and its Subsidiaries and, where required, any of their employees, independent contractors and agents, possess all licenses, certificates, authorities or permits ("Licenses") issued by appropriate governmental agencies or bodies, domestic or foreign, necessary to conduct the business now operated by them, such Licenses are valid and in full force and effect, no event has

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     occurred that allows, or after notice or lapse of time would allow, revocation or termination of such Licenses or violation of such laws or regulations, except where revocation, termination or violation would not have a Material Adverse Effect, and none of the Company nor any of its subsidiaries have received any notice of proceedings relating to the revocation or modification of any such License that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (xiv) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of its principal suppliers, manufacturers or customers that could, singly or in the aggregate, have a Material Adverse Effect.

          (xv) The Company and its Subsidiaries own or have valid licenses for all trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them. Neither the Company nor any of its Subsidiaries have received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (xvi) Neither the Company nor any of its Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any domestic or foreign governmental agency or body or court, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

          (xvii) There are no pending actions, suits or proceedings against or affecting the Company, any of its Subsidiaries or any of their respective properties or assets that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

          (xviii) The financial statements together with related notes included in each Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements and notes have been prepared in conformity with the generally accepted accounting principles in the United States consistently applied throughout the periods represented thereby and the schedules included in each Registration Statement present fairly the information required to be stated therein. The other financial and statistical information

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     and data set forth in each Registration Statement and the Prospectus is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. No other financial statements or schedules are required by the Act or the Rules and Regulations thereunder to be included in the Registration Statements or Prospectus. The financial information set forth in the Prospectus under "Prospectus Summary" and "Selected Financial Data" presents fairly on the basis stated in the Prospectus, the information set forth therein.

          (xix) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties, prospects or results of operations of the Company and its Subsidiaries taken as a whole. Since the dates as of which information is given in the Registration Statements and the Prospectus, neither the Company nor any of its Subsidiaries has incurred any material liability or obligation (indirect, direct or contingent) or entered into any material oral or written agreement or other material transaction that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company or its Subsidiaries and, except as disclosed in or contemplated by the Prospectus, there has been no material change in the indebtedness of the Company, no change in the capital stock and no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (xx) The Company is not and, after giving effect to the offering and sale of the Offered Securities to be sold by the Company and the application of the net proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

          (xxi) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and the Company agrees to comply with such Section if prior to the completion of the distribution of the Offered Securities it commences doing such business.

          (xxii) Neither the Company nor any of its subsidiaries is in violation of its respective charter or in default under any consent decree, or in default with respect to any material provision of any lease, loan agreement, franchise, license, permit or other contract obligation to which it is a party; and there does not exist any state of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, except for defaults which neither singly nor in the aggregate would have a Material Adverse Effect.

          (xxiii) Neither the Company nor any of its directors, officers or controlling persons has taken and none of such persons will take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result, under the Securities Exchange Act of 1934 or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities, and the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Securities

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     other than any preliminary prospectus filed with the Commission or the
     Prospectus or other materials, if any, permitted by the Act or the Rules and Regulations.

          (xxiv) There are no statutes or regulations, and there is no material document of a character required to be described in the Registration Statements or the Prospectus or to be filed as an exhibit to the Registration Statements which are not described or filed as required. All such contracts to which the Company or any of its Subsidiaries is a party are in full force and effect and neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any other party is in breach of or default under any such contracts.

          (xxv) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the Act or such shares were registered thereunder and were duly registered with or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

          (xxvi) The Company and its Subsidiaries have filed all federal, state, local and foreign tax returns of any kind required to be filed, including those relating to income, franchise, payroll, sales, use or other taxes and has paid all taxes shown as due thereon and, except as disclosed in the Prospectus and except for any such taxes (or taxes claimed to be due) that are being contested by the Company in good faith and by appropriate proceedings, there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its Subsidiaries or any of their properties or assets that would or could, singly or in the aggregate, be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries, together with contractual indemnification obligations of third parties for the benefit of the Company, in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes.

          (xxvii) Each of the Company and its Subsidiaries maintains insurance of the types and in such amounts as are generally maintained by companies engaged in the same or similar businesses, and all of such insurance is in full force and effect.

          (xxviii) Neither the Company nor any of its Subsidiaries has at any time during the last five years made any payment to any federal, state or foreign governmental officer or official, or person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          (xxix) Arthur Andersen LLP, who are reporting upon the audited financial statements and schedules included or incorporated by reference in the Registration Statements and the Prospectus are independent public accountants as required by the Act and the Rules and Regulations thereunder.

          (xxx) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient for purposes of the prevention or detection of errors or irregularities in amounts that could be expected to be material to the Company's consolidated financial statements and the recording of transactions so as to permit the preparation of such consolidated financial statements in conformity with generally accepted accounting principles.

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          (xxxi) Except as disclosed in the Prospectus and as contemplated in this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement.

          (b) Each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that:

          (i) Such Selling Stockholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to, or currently exercisable options to purchase Securities representing, the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement, the Custody Agreement and the Irrevocable Power of Attorney entered into by such Selling Stockholder in connection with the transactions contemplated hereby (the "Custody Agreement" and "Power of Attorney") and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date.

          (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations, did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects, to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement:
     on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading. The two preceding sentences apply only to the extent that any statements in or omissions from a Registration Statement or the Prospectus are based on written information furnished to the Company by such Selling Stockholder specifically for use therein.

          (iii) This Agreement, the Custody Agreement and the Power of Attorney have each been duly authorized, executed and delivered by or in behalf of each Selling Stockholder, and this Agreement, the Custody Agreement and the Power of Attorney each constitutes the legal, valid and binding obligation of such Selling Stockholder enforceable against such Selling Stockholder in accordance with its terms, except to the extent that: (A) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally and by general principles of equity, and (B) rights to indemnity and contribution may be limited by Federal or state securities laws or policies underlying such laws.

          (iv) No consent, approval, authorization, order, registration or qualification of or with any third party (whether acting in an individual, fiduciary or other capacity) or any court or government agency or body is required to be obtained or made by such Selling Stockholder for the sale of the Offered Securities or for the consummation of the other transactions contemplated by this Agreement, the Custody Agreement and the Power of Attorney in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws in connection with the offer and sale of the Offered Securities or pursuant to the rules and regulations of the NASD.

          (v) The execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney by such Selling Stockholder and the sale of the Offered Securities being sold by such Selling Stockholder and the consummation by such Selling Stockholder of the other transactions contemplated hereby will not contravene, if applicable, any provisions of the charter, by-laws, trust agreement or other organizational documents of such Selling Stockholder, or conflict with or result in a breach or violation of the terms and provisions of or constitute a default under, or result in the creation or imposition of a lien, charge or encumbrance upon the Offered Securities to be sold by such Selling Stockholder under any statute, rule, regulation, order or decree of any governmental agency or body, domestic or foreign, having jurisdiction over such Selling Stockholder or any properties, assets or operations of such Selling Stockholder or any indenture, mortgage, loan agreement, note or other agreement for borrowed money, any guarantee of any such agreement or any lease, permit, license or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties, assets or operations of such Selling Stockholder is subject, and such Selling Stockholder has full power and authority to sell the Offered Securities to be sold by such Selling Stockholder as contemplated by this Agreement.

          (vi) Such Selling Stockholder has not taken or will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Offered Securities, and such Selling Stockholder has not distributed and will not distribute any offering material in connection with the offer and sale of the Offered Securities other than any preliminary prospectus filed with the Commission or the Prospectus or other materials, if any, permitted by the Act or the Rules and Regulations.

          (vii) There are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

     3. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each Selling Stockholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and
each Selling Stockholder, at a purchase price of $            per share, that
number of Firm Securities (rounded up or down, as determined by Credit Suisse First Boston Corporation ("CSFBC") in its discretion, in order to avoid fractions) obtained by multiplying 3,750,000 Firm Securities in the case of the Company and the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto, in the case of a Selling Stockholder, in each case by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

     Certificates in negotiable form for the Offered Securities to be sold by the Selling Stockholders hereunder (and in the case of Richard A. Magid and Marshall J. Katz, fully completed exercise forms and checks representing the exercise price of such options) have been placed in custody, for delivery under this Agreement, under Custody Agreements made with Harris Trust and Savings Bank, as custodian ("Custodian"). Each Selling Stockholder agrees that the shares represented by the certificates (or option certificates) held in custody for the Selling Stockholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

     The Company and the Custodian will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFBC drawn to the order of the Company in the case of 3,750,000 shares of Firm Securities and to the order of the Custodian in the case of 1,750,000 shares of Firm Securities, at the office of Lord, Bissell & Brook, 115 South LaSalle Street, Chicago,
Illinois, 60603, at 9:00 A.M., Chicago time, on                       , or at
such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "First Closing Date." Notwithstanding the foregoing, for purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the Offering.

     In addition, upon written notice from CSFBC given to the Company and Lou Weisbach from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company and Lou Weisbach agree, severally and not jointly, to sell to the Underwriters the number of Optional Securities specified in such notice in the same proportion that each of their committed Optional Securities bears to the total number of Optional Securities, and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company and Mr. Weisbach for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by CSFBC to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC to the Company and Mr. Weisbach.

     Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "Optional Closing Date," which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by CSFBC but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company and Mr. Weisbach, as the case may be, will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFBC drawn to the order of the Company and to Mr. Weisbach, as the case may be, at the office of Lord, Bissell & Brook, 115 South LaSalle Street, Chicago, Illinois, 60603. The form in which such Optional Securities shall be delivered shall be the same form in which the Firm Securities shall have been delivered on the First Closing Date, as applicable.

     4. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

     5. CERTAIN AGREEMENTS OF THE COMPANY AND THE SELLING STOCKHOLDERS. The Company agrees with the several Underwriters and the Selling Stockholders and, with respect to clauses (j), (k) and (l) below, the Selling Stockholders agree with the Company and the several Underwriters:

          (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFBC, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise CSFBC promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFBC.

          (b) The Company will advise CSFBC promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without CSFBC's consent; and the Company will also advise CSFBC promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFBC of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFBC's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

          (e) The Company will furnish to the Representatives copies of each Registration Statement (four of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFBC reasonably requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

          (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC designates and will continue such qualifications in effect so long as required for the distribution.

          (g) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request.

          (h) For a period of 90 days after the date of the Prospectus, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act (other than on Form S-8) relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFBC; except (i) issuances of Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (ii) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, or issuances of Securities pursuant to the exercise of such options; (iii) registrations on Form S-3 to enable the resale of up to 300,000 shares of Securities previously issued by the Company in connection with acquisitions, which registrations are required to be made by the Company during such 90-day period, and (iv) the issuance of Securities as partial consideration for the Company's acquisition of a European-based distributor of promotional products for an estimated purchase price of approximately $60.0 million, as described in the Prospectus.

          (i) The Company will apply its portion of the net proceeds of the offering and sale of the Offered Securities contemplated hereunder in the manner set forth in the Prospectus under the caption "Use of Proceeds."

          (j) The Company and each Selling Stockholder agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including fees and disbursements of the accountants and counsel for the Company, and will reimburse the Underwriters for any filing fees and other expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC designates and the printing of memoranda relating thereto, for the filing fee incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, and for expenses incurred in distributing preliminary prospectuses and the Prospectus

     (including any amendments and supplements thereto) to the Underwriters; provided, however, that the Selling Stockholders will pay the underwriting discounts and commissions relating to the Offered Securities sold by the Selling Stockholders, and any transfer taxes on the sale by the Selling Stockholders of the Offered Securities to the Underwriters.

          (k)  Each Selling Stockholder agrees to deliver to CSFBC, attention:
     Transactions Advisory Group, on or prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          (l) Each Selling Stockholder agrees, for a period of 90 days after the date of the Prospectus, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, or publicly disclose the intention to make any such offer, sale, pledge or disposal, without the prior written consent of CSFBC, other than bona fide gifts of Securities made by any Selling Shareholder to a donee who agrees in writing prior to receipt of any such gifts to be subject to the foregoing restrictions for such 90-day period.

     6. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

          (a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Arthur Andersen LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

               (i) in their opinion the financial statements and schedules examined by them and included or incorporated by reference into the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

               (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements, if any, included in the Registration Statements;

               (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, a reading of the minutes of all meetings of the shareholders and directors (including each committee thereof) of the Company and its subsidiaries, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) the unaudited financial statements, if any,  included in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                    (B) the unaudited consolidated net sales, net income and net income per share amounts for the three-month period ended March 31, 1998 included in the Prospectus do not agree with the amounts set forth in the unaudited consolidated financial statements for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                    (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                    (D) for the period from the closing date of the latest
               income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated net sales or operating income, or in the total or per share amounts of consolidated income from operations or net income;

          except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts), numerical data and other financial information contained in the Registration Statements and the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "Registration Statements" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, "Registration Statements" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "Prospectus" shall mean the prospectus included in the Registration Statements. All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statements for purposes of this subsection.

          (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFBC. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CSFBC. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Representatives, shall be contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iii) any banking moratorium declared by U.S. Federal or New York authorities; or (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

          (d) The Representatives shall have received an opinion, dated such Closing Date, of Neal, Gerber & Eisenberg, counsel for the Company, to the effect that:

               (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Illinois, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or to be in such good standing would not have a Material Adverse Effect; each of the subsidiaries of the Company has been duly incorporated or organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation or organization, and each such subsidiary has full corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus, except where the failure to be so qualified or to be in such good standing would not have a Material Adverse Effect;

               (ii) All outstanding shares of the Common Stock of the Company (including the 45,000 and 100,000 shares that were issued upon exercise of stock options held by Richard A. Magid and Marshall J. Katz, respectively, and included in the Offered Securities) have been duly authorized and validly issued, are fully paid and nonassessable and, to the best knowledge of such counsel, have not been issued in violation of the registration requirements of applicable Federal and state securities laws; the Offered Securities delivered by the Company on such Closing Date have been duly authorized and, upon issuance of such Securities upon payment of the consideration as provided in this Agreement, will be validly issued, fully paid and nonassessable; the authorized shares of capital stock of the Company, including the Offered Securities, are as set forth in the Prospectus under the caption "Capitalization" and conform as to legal matters to the description thereof contained or incorporated by reference in the Prospectus; the issuance of the Securities to be delivered by the Company is not subject to pre-emptive or other similar rights arising by operation of law, under the Articles of Incorporation or By-Laws of the Company or, to the knowledge of such counsel, under any agreement to which the Company is a party or to which it is subject; and no further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Offered Securities to be delivered by the Company as contemplated by this Agreement;

               (iii) All of the issued and outstanding shares of capital stock of each of the Subsidiaries has been duly and validly authorized and issued, are fully paid and nonassessable and (except for directors' qualifying shares) all such shares are owned of record by the Company and/or a Subsidiary, free and clear of all liens, encumbrances, equities or claims;

               (iv) To the knowledge of such counsel, except as set forth in the Prospectus, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue any such shares, any such convertible or exchangeable securities or obligations or any such warrants, rights or obligations;

               (v) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that (A) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (B) rights to indemnity and contribution may be limited by federal or state securities laws or policies underlying such laws;

               (vi) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions herein contemplated have been duly authorized by all necessary corporate action on the part of the Company and will not contravene any provision of the Articles of Incorporation or By-Laws of the Company or any of its subsidiaries or, to the knowledge of such counsel, conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets or properties of the Company or any of its subsidiaries under, any statute, any rule, regulation, order or decree of any governmental agency or body or any court having jurisdiction over the Company or any of their respective properties, assets or operations, or any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or lease, permit, license or other agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of their respective properties, assets or operations is subject; and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement;

               (vii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body or, to the knowledge of such counsel, any third party (whether acting in an individual, fiduciary or other capacity) is required for the issuance and sale of the Offered Securities by the Company or for the consummation of the other transactions contemplated by this agreement, except such as have been obtained and made under the Act and such as may be required under state securities laws in connection with the offer and sale of the Offered Securities or as may be required by the rules and regulations of the NASD;

               (viii) To the knowledge of such counsel, neither the Company nor any of its subsidiaries are (A) in violation of (i) their respective charters or by-laws or other organizational documents, (ii) any applicable law, ordinance, administrative or governmental rule or regulation, domestic or foreign, except, with respect to this clause (ii), for such violations that would not, singly or in the aggregate, have a Material Adverse Effect, or
          (iii) any order, decree or judgment of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company, or (B) in default in the performance or observance of any material obligation, agreement or condition in any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, permit, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties, assets or operations of the Company or any of its subsidiaries is subject;

               (ix) There are no pending or, to the knowledge of such counsel, threatened actions, suits, proceedings or investigations against or affecting the Company or any of its subsidiaries or any of their respective properties, assets or operations that could, singly or in the aggregate, have a Material Adverse Effect;

               (x) To the best knowledge of such counsel after due inquiry, except as described or referred to in the Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any third party (whether acting in an individual, fiduciary or other capacity) granting such third party the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such third party or to require the Company to include such securities in the securities registered pursuant to the Registration Statements or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

               (xi) The descriptions in the Registration Statements and the Prospectus of statutes, regulations, legal and governmental proceedings or investigations and contracts and other documents fairly present in all material respects the information required to be shown; and, to the knowledge of such counsel, there are no statutes, regulations or legal or governmental proceedings or investigations required to be described in the Registration Statements or the Prospectus that are not described as required or that could have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or of any contracts or documents of a character required to be described in the Registration Statements or the Prospectus or to be filed as exhibits to the Registration Statements that are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statement and schedules or other financial data included in or omitted from the Registration Statements and the Prospectus;

               (xii) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940;

               (xiii) The Initial Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Initial Registration Statement or the Additional Registration Statement (as the case may be), and, to the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

               (xiv) Each Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; in connection with the preparation of the Registration Statements and the Prospectus such counsel have participated in conferences with representatives and counsel for the underwriters and with certain officers and employees of, and counsel and independent certified public accountants for, the Company at which conferences the contents of the Registration Statements and the Prospectus and related matters were discussed, and, although such counsel has not undertaken to determine independently and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the contents of the Registration Statements or the Prospectus, no facts have come to such counsel's attention that lead such counsel to believe that any part of a Registration Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (xv) To the best knowledge of such counsel after due inquiry, each Selling Stockholder is the record and beneficial owner of the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and has full right, power and authority to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, assign, transfer and deliver the Offered Securities delivered by such Selling Stockholder on such Closing Date hereunder; and to the best knowledge of such counsel after due inquiry, upon the delivery of and payment for such Offered Securities, the several Underwriters will have acquired valid and unencumbered title to the Offered Securities purchased by them from the Selling Stockholders on such Closing Date hereunder.

               (xvi) This Agreement, the Custody Agreement and the Power of Attorney have each been duly authorized, executed and delivered by each Selling Stockholder and each constitutes the legal, valid and binding obligation of each Selling Stockholder enforceable against such Selling Stockholder in accordance with its terms, except to the extent that (A) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and by general principles of equity and (B) rights to indemnity and contribution may be limited by Federal or state securities laws or policies underlying such laws;

               (xvii) To the knowledge of such counsel, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court, domestic or foreign, is required to be obtained or made by any Selling Stockholder for the consummation of the transactions contemplated by this Agreement, the Custody Agreement and the Power of Attorney in connection with the sale of the Offered Securities sold by the Selling Stockholders, except such as have been obtained and made under the Act and such as may be required under state securities laws;

               (xviii) The execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney and the consummation of the transactions therein and herein contemplated will not, to the knowledge of such counsel, result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over any Selling Stockholder or any of their properties or any agreement or instrument to which any Selling Stockholder is a party or by which any Selling Stockholder is bound or to which any of the properties of any Selling Stockholder is subject, or the charter or by-laws, trust agreement or other governing instrument of any Selling Stockholder which is a corporation, trust or other entity, or result in the creation or imposition of any lien, charge, or encumbrance upon the Offered Securities to be sold by such Selling Stockholder;

          Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the transactions contemplated hereby as the Representatives and counsel to the Underwriters may reasonably request. In rendering such opinion, such counsel may rely as to matters governed by the laws of jurisdictions other than the laws of Illinois and the Federal laws of the United States upon an opinion or opinions of local or foreign counsel, provided that (a) each such local or foreign counsel is reasonably satisfactory to the Representatives, (b) a copy of each opinion so relied upon is delivered to you and is in form and substance reasonably satisfactory to your counsel, and (c) Neal, Gerber & Eisenberg shall state in their opinion that they believe they are justified in relying on each such counsel's opinion.

          (e) The Representatives shall have received from Lord, Bissell & Brook, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the corporate existence of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (f) The Representatives shall have received a certificate, dated such Closing Date, of the President or Chief Operating Officer and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the respective dates of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

          (g) The Representatives shall have received a letter, dated such Closing Date, of Arthur Andersen LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to such Closing Date for the purposes of this subsection.

The Selling Stockholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. CSFBC may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

     7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, any amendment or supplement thereto or any related preliminary prospectus, in the light of the circumstances under which such statements were made) not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection
(c) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus (exclusive of material incorporated by reference) if the Company had previously furnished copies thereof to such Underwriter.

     (b) The Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, any amendment or supplement thereto or any related preliminary prospectus, in the light of the circumstances under which such statements were made) not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholders will be liable in any such case only in the event that any such Selling Stockholder shall have breached any of the representations and warranties contained in Section 2(b) herein and no Selling Stockholder will be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; and provided, further, that the liability under this Section of each Selling Stockholder shall be limited to an amount equal to the gross proceeds to such Selling Stockholder from the sale of Offered Securities sold by such Selling Stockholder; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus, the indemnity agreement contained in this subsection (b) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus (exclusive of material incorporated by reference) if the Company had previously furnished copies thereof to such Underwriter.

     (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, any amendment or supplement thereto or any related preliminary prospectus, in the light of the circumstances under which such statements were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each
Underwriter: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Underwriters; the legend concerning over-allotments, stabilizing and similar transactions contained on the inside front cover page; the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting;" the information contained in the eighth paragraph under the caption "Underwriting;" and the information contained under the caption "Notice to Canadian Residents."

     (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) above, except to the extent that the indemnifying party is materially prejudiced by reason of such omission to notify. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

     (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or
(c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters.
The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (f) The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     8. DEFAULT OF UNDERWRITERS. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFBC may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     9. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Selling Stockholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, the Selling Stockholders, and the Underwriters pursuant to
Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to
Section 8 or the occurrence of any event specified in clause (iii), (iv) or
(v) of Section 6(c), the Company and the Selling Stockholders will, severally, reimburse the Underwriters for all out-of-pocket expenses
(including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     10. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department - Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it c/o HA-LO Industries, Inc., 5980 West Touhy Avenue, Niles, Illinois 60714, Attention: Lou Weisbach, with a copy to Neal, Gerber & Eisenberg, 2 N. LaSalle Street, Chicago, Illinois 60602, Attention Barry J. Shkolnik, Esq, or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or telegraphed and confirmed to the address previously supplied to the Company; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

     11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in
Section 7, and no other person will have any right or obligation hereunder.

     12. REPRESENTATION. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by CSFBC will be binding upon all the Underwriters. The Custodian will act for the Selling Stockholders in connection with such transactions, and any action under or in respect of this Agreement taken by the Custodian will be binding upon all the Selling Stockholders.

     13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     The Company and the Selling Stockholders hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

                                  Very truly yours,



                                  HA-LO INDUSTRIES, INC.

                                By______________________________________
                                  President and Chief Executive Officer

                                  *_____________________________________
                                   Linden D. Nelson

                                   _____________________________________
                                   Lou Weisbach

                                  *_____________________________________
                                   Seymour N. Okner

                                   _____________________________________
                                   Richard A. Magid

                                  *_____________________________________
                                   Marshall J. Katz

                                  *_____________________________________
                                   Michelle Nelson

                                  *_____________________________________
                                   David C. Robbins

                                  *_____________________________________
                                   Neil A. Ramo

                                  *_____________________________________
                                   Thomas Herskovits

                                  *_____________________________________
                                   Jordon R. Katz

                                   Joel C. Okner Family Trust

                                   By: *________________________________
                                          Trustee

                                   Ellyn Robbins Family Trust

                                   By: *________________________________

                                   Sanford E. Nelson Trust

                                   By: *________________________________

                                   Arrielle L. Nelson Trust

                                   By: *________________________________

                                   Linden D. Nelson Foundation

                                   By: *________________________________


_____________

* By ________________________ as Attorney-In-Fact



The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

      CREDIT SUISSE FIRST BOSTON CORPORATION
      ABN AMRO INCORPORATED
      MERRILL LYNCH & CO.
      MERRILL LYNCH, PIERCE, FENNER & SMITH
       INCORPORATED
      MORGAN STANLEY & CO. INCORPORATED

      Acting on behalf of themselves and as the Representatives of the several Underwriters.


    By CREDIT SUISSE FIRST BOSTON CORPORATION

       By __________________________________

        Title:______________________________

                                  SCHEDULE A


                                                     Number of
                                   Number of          Optional
                                Firm Securities     Securities to
Selling Stockholder               to be Sold           be Sold
-------------------             ---------------     --------------
Linden D. Nelson                    250,000               --
Lou Weisbach                        200,000             200,000
Seymour N. Okner                    338,000               --
Richard A. Magid                     45,000               --
Marshall J. Katz                    100,000               --
Okner Foundation                    150,000               --
Michelle Nelson                      50,000               --
David C. Robbins                     50,000               --
Neil A. Ramo                         30,000               --
Thomas Herskovits                    20,000               --
Jordon R. Katz                       10,000               --
Joel C. Okner Family Trust          120,000               --
Ellyn Robbins Family Trust          250,000               --
Sanford E. Nelson Trust              50,000               --
Arrielle L. Nelson Trust             50,000               --
Linden D. Nelson Foundation          37,000               --

                                  _________         _________
Total                             1,750,000          200,000
                                  =========         ========

                                      SCHEDULE B

     Underwriter
     ------------                                             NUMBER OF
                                                           FIRM SECURITIES
                                                           TO BE PURCHASED
                                                           ---------------
Credit Suisse First Boston Corporation. . . . . . . . . .
ABN AMRO Incorporated . . . . . . . . . . . . . . . . . .
Merrill Lynch, Pierce, Fenner & Smith Incorporated. . . .
Morgan Stanley & Co. Incorporated . . . . . . . . . . . .







                                                            --------------
               Total                                           5,500,000
                                                            --------------
                                                            --------------

                                      31